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                                                                      Exhibit 21

                        CMG INFORMATION SERVICES, INC.
                        Subsidiaries of the Registrant

1.  SalesLink Corporation, a Massachusetts corporation.

2.  CMG Securities Corporation, a Massachusetts corporation.

3.  CMG @Ventures, Inc., a Delaware corporation.

4.  CMG @Ventures Capital Corporation, a Delaware corporation.

5.  CMG @Ventures, L.P., a Delaware limited partnership.

6.  Lycos, Inc., a Delaware corporation

7. Engage Technologies, Inc., a Delaware corporation (formerly CMG Direct Interactive, Inc.).

8. Blaxxun Interactive, Inc., a Delaware corporation (formerly Black Sun Interactive, Inc.).

9.  Planet Direct Corporation, a Delaware corporation.

10. ADSmart Corporation, a Delaware corporation.

11. InfoMation Publishing Corporation, a Delaware corporation.

12. Pacific Link Corporation, a California corporation.

13. CMG Direct Corporation, a Delaware corporation.

14. NaviSite Internet Services Corporation, a Delaware corporation.

15. Vicinity Corporation, a California corporation.

16. CMG @Ventures II, LLC, a Delaware limited liability company.